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                                   FORM 8-K


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):       January 2, 2001


                               NetCommerce, Inc.
            (Exact name of registrant as specified in its charter.)


                                    Nevada
                   (State of incorporation or organization)


       33-23430-D                                        84-1091271
(Commission File Number)                   (I.R.S. Employee Identification No.)

          9901 E Valley Ranch Parkway Suite 2000, Irving, Texas 75063
                 (New Address of principal executive offices)


              15280 Addison Road, Suite 250, Addison, Texas 75001
                (Former address of principal executive offices)


Registrant's telephone number, including area code:    (972) 725-9372

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Item 1            Changes in Control of Registrant

        None

Item 2            Acquisition or Disposition of Assets

        None

Item 3            Bankruptcy or Receivership

        None

Item 4            Changes in Registrant's Certified Accountant

        None

Item 5.           Other Events

        On January 3, 2001, NetCommerce, Inc., a Nevada corporation, has relocated is principal offices to 9901 E Valley Ranch Parkway, Suite 2000, Irving, Texas 75063. The telephone number is (972) 725-9372 and the facsimile number is (972) 725-9373.

        On January 3, 2001, the Company has appointed Donald W Prosser CPA as its Chief Financial Officer and Secretary. Mr. Prosser was also appointed to the Board of Directors. Mr. Prosser has been the CFO of Anything Internet Corporation, Chartwell International and several other public companies in the last five years. His mission with the Company is to reorganize its financial and corporate structure, to hire management and put systems in place to move the Company and its subsidiaries to profitable operating Companies. Mr. Prosser has a vast amount of experience in all levels finance, management and organizational development, as he specializes in guiding developing companies, advising on income tax planning, and assisting with mergers and acquisitions. Mr. Prosser is a Certified Public Accountant (1975) and holds a Masters of Arts degree in taxation (1975) and a Bachelor of Arts in Accounting and Business (1973) from Western State College of Colorado. Mr. Prosser started his career with Grant Thornton (formerly Fox & Company), was with Pannell Kerr Forester International and was a Managing Director with American Express Tax and Business Services. Mr. Prosser is affiliated with the American Institute of Certified Public Accountants, Colorado Society of Certified Pubic Accountants, Institute of Business Appraisers, and the Regional Association of Investment Bankers.

        On December 31, 2000, Daniel Henderson the Executive Vice-President, Secretary, and Director of the Company has resigned as president of Metroplexweb, Inc. a subsidiary of the Company to pursue other interests.

Item 6            Resignations of Registrant's Directors

        None

Item 7            Financial Statements and Exhibits

        None
Item 8            Change in Fiscal Year

        None

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SIGNATURE



        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NetCommerce, Inc.
                                        (Registrant)

Dated: January 5, 2001                  By:   /s/ Donald W Prosser
                                                  Donald W Prosser,
                                                  Chief Financial Officer

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